UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850

Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

The information contained below in Items 3.02 and 5.02 is hereby incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained below in Item 5.02 is hereby incorporated by reference into this Item 1.02.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

In January 2006, Crdentia Corp. (the “Company”) issued 8% Convertible Debentures (the “Debentures”) to the purchasers listed on the signature pages to a Securities Purchase Agreement dated January 6, 2006 (the “Purchase Agreement”).  On February 28, 2007, counsel for a holder of a Debenture delivered a purported notice of default and acceleration to the Company (i) asserting that, as a result of the Company’s alleged failure to allow the holder to participate in a Subsequent Financing (as defined in the Purchase Agreement) and to exchange its Debenture for shares of common stock based on the effective price per share of the Subsequent Financing, the Company was in default under the Debenture and the Purchase Agreement and (ii) asserting that 130% of the principal amount of the Debenture was immediately due and payable, which would result in an aggregate payment of $130,000, plus all accrued and unpaid interest on the Debenture, by the Company.  The Company also received purported notices of default from two other Debenture holders which, in the Company’s judgment, were defective as they did not provide enough information to ascertain the causes of the purported defaults.  Defaults under these Debentures would result in an aggregate payment of $1,558,700, plus all accrued and unpaid interest on the Debentures, by the Company.  A default by the Company under these Debentures and the Security Agreement would result in the Company being in default under the remaining Debentures, which would allow the holders of such Debentures to declare 130% of the principal amount of the remaining Debentures immediately due and payable, resulting in an aggregate payment of $433,500, plus all accrued and unpaid interest on the remaining Debentures, by the Company.  The Securities Purchase Agreement and the form of Debenture were filed as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed by the Company on January 10, 2006.

In the Company’s view it has fully complied with all of the requirements of the Purchase Agreement and the Debentures, and it believes each of the claims of default is without merit and has provided notice of the same to the holders.

Item 3.02   Unregistered Sales of Equity Securities.

On March 2, 2007, the Company entered into and completed a third closing of a private placement pursuant to a Securities Purchase Agreement, as amended (the “Securities Purchase Agreement”), and Registration Rights Agreement, as amended (the “Registration Rights Agreement”), for 1,666,667 shares at a price of $0.60 per share, with aggregate proceeds of $1,000,000.  The Securities Purchase Agreement and Registration Rights Agreement were amended as of February 22, 2007 to allow for multiple closings through March 15, 2007, and were amended again on March 6, 2007 to allow for multiple closings through April 6, 2007.  The Board of Directors of the Company has authorized the sale of up to $5,000,000 in common stock in all closings of the private placement.  As previously reported on the Current Reports on Form 8-K filed on January 29, 2007 and February 8, 2007, the initial closing under the Securities Purchase Agreement occurred on January 25, 2007 and a second closing occurred on February 7, 2007.  All shares have been and will be issued in a private placement transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.  Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to cause a resale registration statement covering the shares to be filed within 30 days of April 6, 2007.

MedCap Partners L.P. invested $800,000 in the third closing of the private placement for 1,333,333 shares of common stock.  C. Fred Toney, Chairman of the Company’s Board of Directors, is the Managing Member of MedCap Management & Research LLC, which is the general partner of MedCap Partners L.P.  Mr. Toney abstained from the vote of the Company’s board of directors in favor of the private placement.

The foregoing descriptions of the transaction documents do not purport to be complete and are qualified in their entirety by the Securities Purchase Agreement and the Registration Rights Agreement filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s Current Report on Form 8-K filed on January 29, 2007, which are incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 6, 2007, James D. Durham, the Company’s Chief Executive Officer, announced his retirement, and the Company accepted his resignation and retirement, effective March 1, 2007.  Mr. Durham also stepped down as Chairman of the Board and as a member of the Company’s Board of Directors, effective March 1, 2007.  Mr. Durham will serve as a consultant to the Company for an eight month period.   The Board of Directors of the Company has elected C. Fred Toney, a current director, as Chairman of the Board of Directors, replacing Mr. Durham.  The Company is currently undertaking a search for a new Chief Executive Officer.  A copy of the Company’s press release announcing Mr. Durham’s resignation is furnished herewith as Exhibit 99.1.

In connection with Mr. Durham’s resignation, on March 6, 2007 Mr. Durham and the Company executed a Severance Agreement and Mutual Release of Claims (the “Severance Agreement’), effective March 14, 2007.  The Severance Agreement provides for, among other things:  (a) payment of an additional $60,161 within three (3) days of the effective date of the Severance Agreement; (b) payment of $31,666.66 per month during the eight month consulting period; (c) payment of a lump sum severance amount of $250,000.04 within seven (7) business days of November 1, 2007; (d) an additional grant of an option to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.60 per share or the closing price per share of the Company’s common stock on the effective date of the Severance Agreement, whichever is greater; and (e) continuation of health insurance coverage for a 24 month period following the effective date.  In addition, the Company has agreed to return to Mr. Durham certain collateral pledged by Mr. Durham to Comerica Bank pursuant to a Security Agreement — Pledge with Comerica Bank, by the earlier of September 1, 2007 or upon receipt by the Company of an aggregate investment of $5,000,000 (not including any and all investments made pursuant to the Securities Purchase Agreement, as amended, described in Item 3.02 above).  The Severance Agreement also provides for the mutual release and waiver of all claims (both known and unknown) that Mr. Durham and the Company may have against the other as of the date of the Severance Agreement.  The above description of the Severance Agreement does not purport to be complete and is qualified in its entirety by the Severance Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company and Mr. Durham had previously entered into an employment agreement effective August 1, 2002, as amended by the Amendment to Employment Agreement effective August 1, 2004 and the Second Amendment to Employment Agreement effective as of November 8, 2005.  Mr. Durham’s employment agreement, as amended, has been terminated in connection with his resignation and entry into the Severance Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Severance Agreement and Mutual Release of Claims, dated March 6, 2007, by and between the Company and James D. Durham
99.1	Press Release dated March 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

March 6, 2007	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer